Exhibit 99.1

NEWS RELEASE	te.com

TE Connectivity announces pricing of €500 million 2.500% senior notes offering

GALWAY, Ireland – April 29, 2025 – TE Connectivity plc (NYSE: TEL) (“TE Connectivity”) today announced that Tyco Electronics Group S.A. (“TEGSA”), its indirect wholly-owned subsidiary, has priced an offering of €500 million aggregate principal amount of its 2.500% senior notes due 2028.

The offer is being made pursuant to an effective registration statement filed by TE Connectivity, TE Connectivity Switzerland Ltd. and TEGSA on October 1, 2024, which includes a prospectus, and a prospectus supplement dated April 29, 2025.

The €500 million senior notes due 2028 will be issued at a price of 99.610% and will have a stated interest rate of 2.500% per year, payable annually.

TE Connectivity intends to use the net proceeds of this offering, together with any net proceeds received from any concurrent USD notes offering, for general corporate purposes, including the repayment of debt incurred in connection with the acquisition of the Richards Manufacturing business.

Barclays Bank PLC, BNP PARIBAS, BofA Securities Europe SA, Citigroup Global Markets Limited, Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC, J.P. Morgan Securities plc and Scotiabank (Ireland) Designated Activity Company are joint book-running managers for this offering, which is expected to close on May 6, 2025.

A copy of the base prospectus in the registration statement or the prospectus supplement for the offering can be obtained from the Securities and Exchange Commission’s website at www.sec.gov or by calling Barclays Bank PLC toll free at 1-888-603-5847, BNP PARIBAS toll free at 1-800-854-5674, BofA Securities Europe SA toll free at 1-800-294-1322, Citigroup Global Markets Limited toll free at 1-800-831-9146, Deutsche Bank Aktiengesellschaft toll free at 1-800-503-4611, Goldman Sachs & Co. LLC toll free at 1-866-471-2526, J.P. Morgan Securities plc at +44-20 7134-2468 (Non-US investors), J.P. Morgan Securities LLC collect at 1-212-834-4533 (US investors) or Scotiabank (Ireland) Designated Activity Company at +353 1790 2024.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

MiFID II and UK MiFIR – professionals/ECPs-only / No PRIIPs or UK PRIIPs KID – Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the notes are not available to retail in EEA or the UK.

Neither this announcement, the offer or any other offer materials relating to the offer is being made, and such documents and/or materials have not been approved by an authorized person for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, this announcement, the offer and such documents and/or materials are not being distributed to, and must not be passed on to persons in the United Kingdom other than (a) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); or (b) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (such persons together being “relevant persons”). This announcement and the offer are only available to relevant persons and the transactions contemplated herein will be available only to, or engaged in only with relevant persons, and must not be relied or acted upon by persons other than relevant persons.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers, medical technology and more. With more than 85,000 employees, including 9,000 engineers, working alongside customers in approximately 130 countries, TE ensures that EVERY CONNECTION COUNTS.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements regarding the notes offering. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and impacts of offsetting hedges; natural disasters and political, economic and military instability in countries in which we operate, including the continuing military conflicts in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Irish tax reform (if applicable). More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2024 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

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Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com